UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 28, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets
On March 29, 2007, 3Com Corporation (“3Com”), through its indirect wholly-owned subsidiary, 3Com Technologies, completed its purchase of the remaining 49% of Huawei-3Com Co., Limited (“H3C”) that it did not already own from an affiliate of Huawei Technologies Co., Ltd. (“Huawei”) for an aggregate purchase price of US$882.0 million (the “Acquisition”). The purchase of such shares was subject to and received regulatory approval by the PRC government. 3Com now owns 100% of H3C.
The Acquisition was consummated pursuant to the terms of a Stock Purchase Agreement by and between 3Com Technologies and Shenzhen Huawei Investment & Holding Co., Ltd., dated as of December 22, 2006 (the “SPA”). Until the consummation of the Acquisition, Huawei and 3Com were the sole owners of H3C. The purchase price for the Acquisition was determined pursuant to the terms of an existing shareholders’ agreement between the parties that provided for a bidding process after the third anniversary of the formation of the joint venture. In November of 2006, we announced that Huawei had accepted our bid to purchase Huawei’s 49% interest in H3C for US$882 million. The SPA provided for certain representations and warranties and other closing items and mechanics in furtherance of the agreement reached as a result of the bidding process.
The press release attached to this Current Report on Form 8-K as Exhibit 99.1 concerning the closing of the Acquisition contains additional information about the Acquisition.
ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On March 22, 2007, H3C Holdings Limited (the “Borrower”), a subsidiary of 3Com Corporation, entered into a Credit and Guaranty Agreement dated as of March 22, 2007 among H3C Holdings Limited, as Borrower, 3Com Corporation, 3Com Holdings Limited and 3Com Technologies, as Holdco Guarantors, various Lenders, Goldman Sachs Credit Partners L.P., as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent, and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent (the “Credit Agreement”). On March 28, 2007, the Lenders under the Credit Agreement funded, and the Borrower borrowed, US$430 million under the Credit Agreement, constituting the entire amount available to be borrowed under the Credit Agreement. The use of proceeds was to finance a portion of the purchase price for the Acquisition and related fees and expenses.
ITEM 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

d)	Exhibits:

2.1	Stock Purchase Agreement by and between Shenzhen Huawei Investment & Holding Co., Ltd. and 3Com Technologies, dated as of December 22, 2006 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 27, 2006 (File No. 000-12867))
99.1	Press Release, dated March 29, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: March 29, 2007	By:	/S/ NEAL D. GOLDMAN
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer and Secretary

Exhibit Index
2.1	Stock Purchase Agreement by and between Shenzhen Huawei Investment & Holding Co., Ltd. and 3Com Technologies, dated as of December 22, 2006 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 27, 2006 (File No. 000-12867))

99.1	Press Release, dated March 29, 2007